EXHIBIT 4.1

NUMBER	UNITS
U
SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP [______]

AUSTRALIA ACQUISITION CORP.

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT TO PURCHASE ONE ORDINARY SHARE

This Certifies that

is the owner of	Units

Each Unit (“Unit”) consists of one (1) ordinary share, par value $0.001 per share (“Ordinary Shares”), of Australia Acquisition Corp., a company organized under the laws of the Cayman Islands as an exempted company with limited liability (the “Company”), and one warrant (the “Warrants”). Each Warrant entitles the holder to purchase one (1) Ordinary Share for $11.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s completion of a business transaction through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction (each a “Business Transaction”) and (ii) [XXXX XX, 2011] twelve (12) months following the date of the prospectus included in the Registration Statement on Form F-1, File No. XXX-XXXXXX, filed with the Securities and Exchange Commission (the “Commission”), and will expire unless exercised before 5:00 p.m., New York City Time, on the date which is five years from the date of the Company’s consummation of its initial Business Transaction, or earlier upon redemption (the “Expiration Date”). The Ordinary Shares and Warrants comprising the Units represented by this certificate are not transferable separately until the Company has filed a Current Report on Form 6-K with the Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the offering. The terms of the Warrants are governed by a Warrant Agreement, dated as of          , 2010, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

[Corporate Seal]
Secretary	Cayman Islands	President

Australia Acquisition Corp.

The Corporation will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–	Custodian
TEN ENT	–	as tenants by the entireties		(Cust)	(Minor)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act________________________________ (State)

Additional abbreviations may also be used though not in the above list.

For value received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of funds from the trust account only in the event that the Company does not consummate a Business Transaction by [ ] [TWENTY-ONE MONTHS FROM THE DATE OF THE FINAL PROSPECTUS RELATING TO THE COMPANY’S INITIAL PUBLIC OFFERING] and the Company liquidates and distributes such funds to the holders of the Ordinary Share sold in its initial public offering, or if the holder(s) seek(s) to redeem for cash his, her or its respective Ordinary Shares in connection with a proposed Business Transaction. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.